FORM NO. 6 **Registration No. 49020**

BERMUDA

CERTIFICATE OF INCORPORATION

I hereby in accordance with section 14 of ***the Companies Act 1981*** issue this Certificate of Incorporation and do certify that on the **29th** day of **April 2014**

Quartet Holdco Ltd.

was registered by me in the Register maintained by me under the provisions of the said section and that the status of the said company is that of an **exempted** company.

Given under my hand and the Seal of the REGISTRAR OF COMPANIES this **29th** day of **April 2014**

for **Registrar of Companies**

Registration No. 49020

BERMUDA
CERTIFICATE OF MERGER

In accordance with the provisions of Section 108 of the Companies Act, 1981 ("Act"), **I HEREBY** issue this Certificate of Merger to the surviving company bearing the name

Quartet Holdco Ltd.

consequent upon the merger of **Quartet Merger Corp.** and **Quartet Holdco Ltd.** effective the 2nd day of **October 2014**.

Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 2nd day of **October 2014**

for **Registrar of Companies**

FORM NO. 3a **Registration No. 49020**

BERMUDA

CERTIFICATE OF INCORPORATION ON CHANGE OF NAME

I HEREBY CERTIFY that in accordance with section 10 of ***the Companies Act 1981***

Quartet Holdco Ltd. by resolution and with the approval of the Registrar of Companies has changed its name and was registered as **Pangaea Logistics Solutions Ltd.** on the 2nd day of **October 2014.**

Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 2nd day of **October 2014**

for **Registrar of Companies**